UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2006
TUTOGEN MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-16128 (Commission File Number)	59-3100165 (I.R.S. Employer Identification No.)
13709 Progress Boulevard, Box 19
Alachua, Florida 32615
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (386) 462-0402
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Section 5.02 — Departure of Principal Officer; Appointment of Principal Officer
SIGNATURES

Section 5.02 — Departure of Principal Officer; Appointment of Principal Officer
     Tutogen Medical, Inc., announced that the Board of Directors has appointed Mr. Robert Johnston as the Company’s new Chief Financial Officer. Mr. Johnston has more than fifteen (15) years of financial management experience in the biotech and medical products industries.
     Prior to joining the Tutogen management team, Mr. Johnston, age 45, served as Chief Financial Officer for Power Medical Interventions, a medical device company specializing in surgical stapling products. Previously, Mr. Johnston served as an independent consultant to Pittsburgh Life Sciences Greenhouse where he provided business and financial management advice to more than ten (10) early stage life sciences companies. Mr. Johnston also served as Executive Vice President and CFO for Cellomics, Inc., a provider of instrumentation for automated cellular analysis for drug discovery for pharmaceutical and biotechnology companies. Additionally, he was Senior Vice President and CFO for Oncormed, Inc., a public genomic/pharmacogenomic company focused in cancer. Mr. Johnston received a Bachelor of Arts degree from the University of Virginia and an MBA in Finance from the Colgate Darden Graduate School at the University of Virginia.
     The Company has entered into an employment arrangement with Mr. Johnston whereby he will serve as CFO of the Company, commencing February 15, 2006. The term of employment is indefinite and provides Mr. Johnston with an annual base salary of $190,000.00, a bonus of up to thirty percent (30%) of his base salary, subject to the Company’s realizing certain performance goals, and after six (6) months of employment, a six (6) month severance provision. In addition, Mr. Johnston was granted a ten (10) year option to purchase 60,000 shares of the Company’s Common Stock, exercisable at $2.95 per share, twenty-five percent (25%) as of the grant date and twenty-five percent (25%) on each of the first three (3) anniversaries.
     Mr. Johnston succeeds Mr. George Lombardi as CFO. In fiscal 2005, Tutogen announced the closing of and the integration of its West Paterson, New Jersey corporate offices into its headquarters in Alachua, Florida. In that regard, Mr. Lombardi elected to remain in the New Jersey area and will be resigning his position effective February 15, 2006. Mr. Lombardi will continue to serve as a consultant to the Company as he transitions the CFO responsibilities to Mr. Johnston.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTOGEN MEDICAL, INC. (Registrant)
Date: February 7, 2006	By:	/s/ George Lombardi
George Lombardi
Chief Financial Officer

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